EXHIBIT G.3

     THIS GLOBAL UNIT (THIS “UNIT”) IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF DTC. THIS UNIT MAY NOT BE EXCHANGED, IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS UNIT IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS UNIT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE REPUBLIC OF ARGENTINA OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, AND ANY UNIT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REPUBLIC OF ARGENTINA

Unit Certificate

CUSIP No.: 040114 GP 9
ISIN: US040114GP95

[                    ] Units

          This Unit certifies that CEDE & CO. (the “Holder”), or registered assigns, is the registered owner of [     ] Units of the Republic of Argentina (the “Republic”).

          Each Unit consists of U.S. $1.00 principal amount of the Republic’s U.S. Dollar-Denominated 8.28% Discount Bonds due 2033 (the “Bonds”) and U.S. $2.96735905 (rounded downward to the nearest U.S. $1.00) Notional Amount of the Republic’s U.S. Dollar-Denominated GDP-Linked Securities (the “GDP-Linked Securities”).

     (a)     Each of the Bonds and the GDP-Linked Securities may not be offered, sold or otherwise transferred separately from such Unit until [     ], 2005 (the “Separation Date”) at which time the Unit will be dissolved and the Bonds and the GDP-Linked Securities must be traded separately.

     (b)     The Bonds will be represented by one or more global Bonds, which, following the Separation Date, will trade under the following securities codes: CUSIP No.: 040114 GL 8 and ISIN: US040114GL81. The GDP-Linked Securities will be represented by one or more global

GDP-Linked Securities, which, following the Separation Date, will trade under the following securities codes: CUSIP No.: 040114 GM 6 and ISIN US040114GM64.

          This Unit Certificate is issued pursuant to the Indenture, dated as of April [     ], 2005, between the Republic and The Bank of New York, as Trustee (the “Trustee”), as amended from time to time, (the “Indenture”).

          The Bonds and the GDP-Linked Securities are governed by their respective terms and conditions. The form of each of the Bonds and the GDP-Linked Securities are attached hereto as Annex A and Annex B respectively.

          This Unit Certificate will expire at the close of business in the City of New York on [     ], 2005.

          Unless the certificate of authentication hereon has been executed by the Trustee by the manual signature of one of its duly authorized officers, this Unit Certificate shall not be valid or obligatory for any purpose.

          Terms used but not defined herein shall have the meanings assigned to them in the Indenture and the GDP-Linked Securities Authorization.

     IN WITNESS WHEREOF, the Republic has caused this instrument to be duly executed.

Dated: April [     ], 2005

REPUBLIC OF ARGENTINA
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Units designated herein and issued under the Indenture.

The Bank of New York as Trustee
Dated:	By:

3